Exhibit 10.10
LEASE AGREEMENT
between
PARK PLAZA ASSOCIATES, LLC
as “Landlord”
and
IRONPLANET.COM
as “Tenant”

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INDEX OF DEFINED TERMS

Additional Rent	8
Alterations	13
Award	22
Base Operating Costs	6
Base Taxes	6
Broker	35
Building	4
Building Rules	34
Building Systems	11
Business Days	16
Business Hours	16
Claims	18
Commencement Date	4
Condemnation	22
Condemnor	22
Construction Rider	4
Controls	15
Date of Condemnation	22
Encumbrance	31
Environmental Losses	11
Environmental Requirements	11
Event of Default	27
Expiration Date	4
Fees	33
Handled by Tenant	11
Handling by Tenant	11
Hazardous Materials	11
HVAC	11
Interest Rate	29
Landlord	4
Laws	6
Mortgagee	32
Operating Costs	6
Parking Facility	4
Permitted Hazardous Materials	12
Permitted Transfer	26
Permitted Transferee	26
Premises	4
Project	4
Property	4
Property Manager	19
Proposed Transferee	24
Rent	10
Rental Tax	16
Representatives	11
Scheduled Suite 101 Space Rent Commencement Date	5
Scheduled Suite 102 Space Rent Commencement Date	4
Scheduled Suite 202 Space Rent Commencement Date	5
Security Deposit	10
Service Failure	17
Substantially Completed	4
Suite 101 Space Rent Commencement Date	5
Suite 102 Space Rent Commencement Date	4
Suite 202 Space Rent Commencement Date	4
Taxes	7
Tenant	4
Tenant Delay	4
Tenant Improvements	13
Tenant’s Share	7
Tenant’s Taxes	15
Term	4
Trade Fixtures	14
Transfer	24
Transferee	25
Visitors	11

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BASIC LEASE INFORMATION

Lease Date:	For identification purposes only, the date of this Lease is April 28, 2000

Landlord:	PARK PLAZA ASSOCIATES, LLC, a California limited liability company

Tenant:	IRONPLANET.COM, a Delaware corporation

Project:	Park Plaza

Building Address:	4695 Chabot Drive Pleasanton, California

Rentable Area of Building:	Approximately 87,040 rentable square feet

Premises:	The Premises consist of the Suite 102 Space, the Suite 202 Space and the Suite 101 Space (all as defined below), containing a total of approximately 27,594 rentable square feet

Suite 102 Space:	Floor:	1st
	Suite Number:	102
	Rentable Area:	Approximately 6,813 rentable square feet

Suite 202 Space:	Floor:	2nd
	Suite Number:	202
	Rentable Area:	Approximately 18,789 rentable square feet

Suite 101 Space:	Floor:	1st
	Suite Number:	101
	Rentable Area:	Approximately 1,992 rentable square feet

Term:	60 full calendar months following the Suite 202 Rent Commencement Date (plus any first partial month)

Scheduled Suite 102 Space Rent Commencement Date:	June 1, 2000

Scheduled Suite 202 Space Rent Commencement Date:	July 1, 2000

Scheduled Suite 101 Space Rent Commencement Date:	September 1, 2000

Expiration Date:	The last day of the 60th full calendar month following the Suite 202 Rent Commencement Date

Base Rent:	Months 01 — Expiration Date:	$3.10 per rentable square foot per month

Base Year:	The calendar year 2000

Tenant’s Share:	31.70%

Security Deposit:	The Security Deposit shall be a total of $979,366.20, consisting of:

(a) Cash of $79,366.20, plus

(b) a Letter of Credit in the amount of $900,000.00, subject to, and in accordance with, the provisions of Sections and 4 and 36 of this Lease.

Landlord’s Address for Payment of Rent:	Park Plaza Associates, LLC File 73781 PO Box 60000 San Francisco, CA 94160-3781

Business Hours:	7:00 a.m. to 6:00 p.m., Monday — Friday (Excluding Holidays)

Landlord’s Address for Notices:	PARK PLAZA ASSOCIATES, LLC 4305 Hacienda Drive, Suite 180 Pleasanton, CA 94588 Attn: Property Management

with a copy to:

PARK PLAZA ASSOCIATES, LLC 2929 Campus Drive, Suite 450 San Mateo, CA 94403 Attention: General Counsel

Tenant’s Address for Notices:	The Premises

Access Card Deposit:	$25.00 per card

Broker(s):	Colliers International

Guarantor(s):	(none)

Property Manager:	Cornerstone Properties Limited Partnership dba Wilson Cornerstone Properties Limited Partnership

Additional Provisions:	36.	Letter of Credit
	37.	Parking
	38.	Signage
	39.	Right of First Offer
	40.	Extension Option

Exhibits:
Exhibit A-I:	The Suite 102 Space Portion of the Premises
Exhibit A-2:	The Suite 202 Space Portion of the Premises
Exhibit A-3:	The Suite 101 Space Portion of the Premises
Exhibit B:	Construction Rider
Exhibit C:	Building Rules
Exhibit D:	Additional Provisions
Exhibit E:	Approved Letter of Credit Form
Exhibit F:	Location and Configuration of Building Sign
     The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

     THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:
1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Premises (the “Premises”), in the Building located at the address specified in the Basic Lease Information (the “Building”). The approximate configuration and location of the Premises is shown on Exhibit A. Landlord and Tenant agree that the rentable area of the Premises for all purposes under this Lease shall be the Rentable Area specified in the Basic Lease Information. The Building, together with the parking facilities serving the Building (the “Parking Facility”), and the parcel(s) of land on which the Building and the Parking Facility are situated (collectively, the “Property”), is part of the Project identified in the Basic Lease Information (the “Project”).
2. TERM; POSSESSION.
     2.1 Term. The term of this Lease (the “Term”) shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the “Expiration Date”). The “Commencement Date” shall be the date Landlord delivers to Tenant a fully executed copy of this Lease.
     2.2 Rent Commencement Dates.
     (a) The “Suite 102 Space Rent Commencement Date” shall be the earlier of (a) June 1, 2000, (b) the date on which Landlord tenders possession of the Suite 102 Space to Tenant, with all of Landlord’s construction obligations, if any, “Substantially Completed” as provided in the Construction Rider attached as Exhibit B (the “Construction Rider”) or, in the event of any “Tenant Delay,” as defined in the Construction Rider, the date on which Landlord could have done so had there been no such Tenant Delay; or (c) the date upon which Tenant, with Landlord’s written permission, actually occupies and conducts business in any portion of the Suite 102 Space. The parties anticipate that the Suite 102 Space Rent Commencement Date will occur on or about the Scheduled Suite 102 Space Rent Commencement Date set forth in the Basic Lease Information (the “Scheduled Suite 102 Space Rent Commencement Date”); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Suite 102 Space is not ready for occupancy by the Scheduled Suite 102 Rent Commencement Date. When the Suite 102 Space Rent Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Suite 102 Space Rent Commencement Date in writing.
     (b) The “Suite 202 Space Rent Commencement Date” shall be the earlier of (a) July 1, 2000, (b) the date on which Landlord tenders possession of the Suite 202 Space to Tenant, with all of Landlord’s construction obligations, if any, Substantially Completed or, in the event of any

Tenant Delay, the date on which Landlord could have done so had there been no such Tenant Delay; or (c) the date upon which Tenant, with Landlord’s written permission, actually occupies and conducts business in any portion of the Suite 202 Space. The parties anticipate that the Suite 202 Space Rent Commencement Date will occur on or about the Scheduled Suite 202 Space Rent Commencement Date set forth in the Basic Lease Information (the “Scheduled Suite 202 Space Rent Commencement Date”); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Suite 102 Space is not ready for occupancy by the Scheduled Suite 202 Rent Commencement Date. When the Suite 202 Space Rent Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Suite 202 Space Rent Commencement Date and Expiration Date in writing.
(c) The “Suite 101 Space Rent Commencement Date” shall be the date on which Landlord tenders possession of the Suite 101 Space to Tenant, with all of Landlord’s construction obligations, if any, Substantially Completed or, in the event of any Tenant Delay, the date on which Landlord could have done so had there been no such Tenant Delay; or the date upon which Tenant, with Landlord’s written permission, actually occupies and conducts business in any portion of the Suite 101 Space. The parties anticipate that the Suite 101 Space Rent Commencement Date will occur on or about the Scheduled Suite 101 Space Rent Commencement Date set forth in the Basic Lease Information (the “Scheduled Suite 101 Space Rent Commencement Date”); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Suite 101 Space is not ready for occupancy by the Scheduled Suite 101 Rent Commencement Date. When the Suite 101 Space Rent Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Suite 101 Space Rent Commencement Date in writing.
     Tenant understands and agrees that the Suite 101 Space is currently leased by another tenant (the “Existing Tenant”). Landlord agrees to use its good faith efforts to regain possession of the Suite 101 Space from the Existing Tenant and deliver possession thereof to Tenant on or before the Scheduled Suite 101 Space Rent Commencement Date.
3.	RENT.
     3.1 Base Rent. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that (a) Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant’s execution of this Lease, (b) Base Rent for the Suite 102 Space for any partial month following the Suite 102 Space Rent Commencement Date shall be paid on the Suite 102 Space Rent Commencement Date (c) Base Rent for the Suite 202 Space for any partial month following the Suite 202 Space Rent Commencement Date shall be paid on the Suite 202 Space Rent Commencement Date, and (d) Base Rent for the Suite 101 Space for any partial month following the Suite 101 Space Rent Commencement Date shall be paid on the Suite 101 Space Rent Commencement Date. Base Rent for any partial month following the Suite 102 Space Rent Commencement Date, the Suite 202 Rent Commencement Date and the Suite 101 Space Rent

Commencement Date at the beginning or for any partial month at the end of the Term shall be prorated based on the actual number of days in the month.
     3.2 Additional Rent: Increases in Operating Costs and Taxes.
          (a) Definitions.
               (1) “Base Operating Costs” means Operating Costs for the calendar year specified as the Base Year in the Basic Lease Information (excluding therefrom, however, any Operating Costs of a nature that would not ordinarily be incurred on an annual, recurring basis).
               (2) “Base Taxes” means Taxes for the calendar year specified as the Base Year in the Basic Lease Information.
               (3) “Operating Costs” means all costs of managing, operating, maintaining and repairing the Property, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for deductible amounts paid under such insurance, which deductible amounts shall be amortized over the remaining Term of the Lease; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively “Laws”); (G) amortization of capital improvements required to comply with Laws, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine; (H) an office in the Project for the management of the Property, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees not to exceed the the rate of property management fees charged by owners of similar type and quality properties in Alameda County; (J) accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs and Taxes; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas); (L) contesting the validity or applicability of any Laws that may affect the Property; (M) the Building’s share of any shared or common area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Parking Facility and the common areas of the Project and any fitness center or conference center in the Project); and (N) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Operating Costs for any calendar year during which average occupancy of the Building is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of one hundred percent (100%) during the entire calendar year.
Operating Costs shall not include (i) capital improvements (except as otherwise provided above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of improvements for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants’ shares of increases in Operating Costs and Taxes; (vi) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; and (viii) costs, fines or penalties incurred due to Landlord’s violation of any Law.
          (4) “Taxes” means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as “Tenant’s Taxes” (as defined in Section 8 — Tenant’s Taxes), “Tenant’s Taxes” shall be excluded from Taxes.
          (5) “Tenant’s Share” means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information. If the Rentable Area of the Building is changed or the Rentable Area of the Premises is changed by Tenant’s leasing of additional space hereunder or for any other reason, Tenant’s Share shall be adjusted accordingly.

          (b) Additional Rent.
               (1) Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term Tenant’s Share of the sum of (x) the amount (if any) by which Operating Costs for such period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes.
               (2) Prior to the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Taxes and Tenant’s Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).
               (3) As soon as reasonably practicable after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord’s statement within ninety (90) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord’s statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord’s statement, nor shall any failure of Landlord to deliver Landlord’s statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on Landlord’s statement.
               (4) If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within twenty (20) days of Tenant’s receipt of Landlord’s statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant’s Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Tenn. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within twenty (20) days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

If for any reason Base Taxes or Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant’s Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease in Taxes below the amount of the Taxes for the Base Year, then for purposes of calculating Additional Rent for the year in which such decrease occurs and all subsequent periods, Base Taxes shall be reduced to equal the Taxes for the year in which the decrease occurs.
          (c) Tenants Audit Rights.
               Tenant, at its expense, shall have the right upon fifteen (15) days prior written notice to Landlord (“Tenant’s Audit Notice”) to be given only within ninety (90) days after Tenant receives the annual statement of Additional Rent to audit Landlord’s books and records relating to such statement for such immediately preceding calendar year, subject to the following terms and conditions: (a) No audit shall be conducted at any time that Tenant is in default of any of the terms of this Lease; (b) any audit shall be conducted only by independent certified public accountants practicing for an accounting firm of national prominence, employed by Tenant on an hourly or fixed fee basis, and not on a contingency fee basis; and (c) Tenant shall not audit Landlord’s books and records more than one (1) time for any calendar year. Tenant acknowledges that Tenant’s right to inspect Landlord’s books and records with respect to Additional Rent for the preceding calendar year is for the exclusive purpose of determining whether Landlord has complied with the terms of the Lease with respect to Additional Rent. Tenant shall have ninety (90) days after Tenant’s Audit Notice to complete Tenant’s inspection of Landlord’s books and records concerning Additional Rent at Landlord’s accounting office. During its inspection Tenant agrees to request, in writing, all pertinent documents relating to the inspection. If in Landlord’s possession, Landlord will provide such documents to Tenant within ten (10) days from Landlord’s receipt of the request and Tenant shall not remove such records from Landlord’s accounting office, but Tenant shall have the right to make copies of the relevant documents at Tenant’s expense. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant. The nature and content of any audit are strictly confidential. Tenant, on behalf of its accountant, employees and agents shall not disclose the information obtained from the audit to any other person or entity, including, without limitation, any other tenant in the Building, or any agent, employee, officer, shareholder, partner, accountant or attorney of such tenant in the Building. A breach of this confidentiality agreement shall constitute an Event of Default under this Lease. No assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. If Tenant’s audit shows that Operating Costs are overstated by more than five percent (5%), then Landlord agrees to pay the reasonable costs of such audit, not to exceed Two Thousand and 00/100 Dollars ($2,000.00) per audit.

3.3  Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4.  SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information and the letter of credit identified in Section 36 below as the Security Deposit (collectively, the “Security Deposit”, which term shall include amounts drawn on the letter of credit), as security for the performance of Tenant’s obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under this Lease, to fulfill any of Tenant’s obligations under the Lease, or to compensate Landlord for any damage it incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. In such event, Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit to the full amount of the cash specified in the Basic Lease Information and the applicable Face Amount (defined in Section 36 below) of the letter of credit. If at the expiration or termination of this Lease, Tenant is not in default, has otherwise fully performed all of Tenant’s obligations under this Lease, and there are no outstanding Claims (defined in Section 10.1 below, and including all existing and potential Claims) for which Tenant is responsible, then within thirty (30) days following the expiration or termination of this Lease Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant. Tenant acknowledges that Landlord has agreed to accept a letter of credit in lieu of an additional cash deposit as an accommodation to Tenant and Tenant agrees that the letter of credit and all amounts drawn thereunder shall be treated for all purposes under this Lease as if a cash deposit had been tendered to Landlord upon the execution of this Lease.

5.  USE AND COMPLIANCE WITH LAWS.

5.1  Use. The Premises shall be used and occupied for general business office purposes and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant’s use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the “Building Rules” (as defined in Section 27 — Rules and Regulations). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for educational activities, practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office, studios for radio, television or other media, travel agency or reservation center operations or uses. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

5.2  Hazardous Materials.

(a) Definitions.

(1) “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation
and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2) “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3) “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises in connection with or involving Hazardous Materials.

(4) “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

(b) Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the. compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

(c) Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Property or Landlord’s use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

(d) Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this Section 5.2, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e) Tenant’s Indemnification. Tenant agrees to indemnify, defend, protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises.

6.  TENANT IMPROVEMENTS & ALTERATIONS.

6.1  Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the “Tenant Improvements”), as provided in the Construction Rider. Except for any Tenant Improvements to be constructed by Tenant as provided in the Construction Rider, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring, (“Alterations”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Any such Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (v) subject to all conditions which Landlord may in Landlord’s discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals); (ii) use contractors or subcontractors approved by Landlord, which approval shall not be unreasonably withheld, except that Landlord shall have the right to designate contractors and subcontractors for Alterations affecting either the structure of the Building, or the Building Systems; and (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord at the time Landlord approves any such Alterations. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors designated by Landlord. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

     6.2 Before making any Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor’s license. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.
     6.3 Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - Interest). Tenant shall give Landlord at least ten (10) days’ notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.
     6.4 Subject to the provisions of Section 5 — Use and Compliance with Laws and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.
7. MAINTENANCE AND REPAIRS.
     7.1 By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition. During the Term, Tenant at Tenant’s expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition, and keep the Premises in a clean, safe and orderly condition.
     7.2 Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Building, the Building Systems, and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant’s use of the Premises or the Property or any act or omission of Tenant or Tenant’s Representatives or Visitors, to the extent (if any) not covered by Landlord’s property insurance. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord’s expense.
     7.3 Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease:
          (a) To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems (except that Landlord shall not have any right under this provision to materially reduce the size of the Premises, or to permanently, materially and adversely affect Tenant’s access to and use of the Premises, except only as may be required to comply with Laws or as a result of any fire or other casualty or Condemnation);
          (b) To change the Building’s name or street address;
          (c) To install and maintain any and all signs on the exterior and interior of the Building;
          (d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas (including the Parking Facility) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas; and
          (e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.
8. TENANT’S TAXES. “Tenant’s Taxes” shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any rent payable by Tenant pursuant to the terms of this Lease (“Rental Tax”), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant’s personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.
9. UTILITIES AND SERVICES.
     9.1 Description of Services. Landlord shall furnish to the Premises: reasonable amounts of heat. ventilation and air-conditioning during the Business Hours specified in the Basic Lease Information (“Business Hours”) on weekdays except public holidays (“Business Days”); reasonable amounts of electricity; and janitorial services five days a week (except public holidays). Landlord shall also provide the Building with normal fluorescent tube replacement, window washing, elevator service, and common area toilet room supplies. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building Standard lighting fixtures) shall be at Tenant’s sole expense.
     9.2 Payment for Additional Utilities and Services.
          (a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord. As of the date of this Lease, the prevailing rate for furnishing HVAC Service at times other than Business Hours on Business Days is $25.00 per hour per floor which may be changed from time to time in Landlord’s sole discretion.
          (b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 150 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.
          (c) If Tenant’s usage of electricity, water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord’s request but at Tenant’s expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant’s business (including hours of operation).
     9.3 Interruption of Services. In the event of an interruption in, or failure or inability to provide any services or utilities to the Premises or Building for any reason (a “Service Failure”), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant or, except as provided herein, entitle Tenant to an abatement of rent or to terminate this Lease.
          (a) If any Service Failure not caused by Tenant or its Representatives prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure in the following circumstances: (i) if Landlord fails to commence reasonable efforts to remedy the Service Failure within ten (10) Business Days following the occurrence of the Service Failure, and such failure has persisted and continuously prevented Tenant from using a material portion of the Premises during that period, the abatement of rent shall commence on the eleventh (11th) Business Day following the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises; and (ii) if the Service Failure in all events is not remedied within thirty (30) days following the occurrence of the Service Failure and Tenant in fact does not use such portion of the Premises for an uninterrupted period of thirty (30) days or more by reason of such Service Failure, the abatement of rent shall commence no later than the thirty-first (31st) day following the occurrence of the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises.
          (b) If a Service Failure is caused by Tenant or its Representatives, Landlord shall nonetheless remedy the Service Failure, at the expense of Tenant, pursuant to Landlord’s maintenance and repair obligations under Section 7 — “Maintenance and Repair” or Section 12.1 — “Landlord’s Duty to Repair,” as the case may be, but Tenant shall not be entitled to an abatement of rent or to terminate this Lease as a result of any such Service Failure.
          (c) Notwithstanding Tenant’s entitlement to rent abatement under the preceding provisions, Tenant shall continue to pay Tenant’s then current rent until such time as Landlord and Tenant agree on the amount of the rent abatement. If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 et seq. of the California Code of Civil Procedure.
          (d) In addition to the foregoing provisions, if there is a Service Failure not caused by Tenant or its Representatives and such Service Failure prevents Tenant from conducting its business in the Premises in the manner in which Tenant intends to conduct such business, and (i) Landlord fails to commence reasonable efforts to remedy the Service Failure within ninety (90)

days following the occurrence of the Service Failure, or (ii) the Service Failure in all events is not remedied within one (1) year following its occurrence and Tenant in fact does not conduct any business in the Premises for an uninterrupted period of one (1) year or more, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within ten (10) Business Days following the event described in clauses (i) or (ii) above giving rise to the right to terminate.
          (e) Where the cause of a Service Failure is within the control of a public utility or other public or quasi-public entity outside Landlord’s control, notification to such utility or entity of the Service Failure and request to remedy the failure shall constitute “reasonable efforts” by Landlord to remedy the Service Failure.
          (f) Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.
10. EXCULPATION AND INDEMNIFICATION.
     10.1 Landlord’s Indemnification of Tenant. Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys’ fees and costs incurred in defending against the same (“Claims”) asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.
     10.2 Tenant’s Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold Landlord and Landlord’s authorized representatives harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant’s Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.
     10.3 Damage to Tenant and Tenant’s Property. Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant’s property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property). Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord’s negligence (active or passive) or willful misconduct. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.
     10.4 Survival. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.
11. INSURANCE.
     11.1 Tenant’s Insurance.
          (a) Liability Insurance. Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant’s Representatives and Visitors; and (vi) designate separate limits for the Property. Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord, its partners, the Property Manager identified in the Basic Lease Information (the “Property Manager”), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 01 96 promulgated by the Insurance Services Office.
          (b) Property Insurance. Tenant shall at all times maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.
          (c) Requirements For All Policies. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) require at least thirty (30) days’ written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A-” or better and financial size category ratings of “VII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.
          (d) Updating Coverage. Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord’s insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.
          (e) Certificates of Insurance. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord’s request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits after the commencement of each policy year.
     11.2 Landlord’s Insurance. During the Term, to the extent such cover ages are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.
     11.3 Mutual Waiver of Right of Recovery & Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.
12. DAMAGE OR DESTRUCTION.
     12.1 Landlord’s Duty to Repair.
          (a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 — Landlord’s Right to Terminate and 12.3 — Tenant’s Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations.
          (b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.
     12.2 Landlord’s Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:
          (a) If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;
          (b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, at Landlord’s sole option) to make the required repairs;

          (c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or
          (d) If the fire or other casualty occurs during the last year of the Term.
If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within one hundred and twenty (120) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease.
     12.3 Tenant’s Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than one (1) year, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2 — Landlord’s Right to Terminate.
     12.4 Waiver. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 —Landlord’s Right to Terminate and 12.3 — Tenant’s Right to Terminate.
13. CONDEMNATION.
     13.1 Definitions.
          (a) “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.
          (b) “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.
          (c) “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

     13.2 Effect on Lease.
          (a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.
          (b) If twenty-five percent (25%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.
          (c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.
     13.3 Restoration. If this Lease is not terminated as provided in Section 13.2 — Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations.
     13.4 Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.
     13.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a

Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations.
     13.6 Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.
14. ASSIGNMENT AND SUBLETTING.
     14.1 Landlord’s Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld. If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease.
     14.2 Reasonable Consent.
          (a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a “Proposed Transferee”); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years, if such financial statements have been previously prepared, and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within ten (10) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section 14.7 — Landlord’s Right to Space.
          (b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (iv) the proposed Transfer would violate any “exclusive” rights of any tenants in the Project, (v) Landlord or Landlord’s agent has shown space in the Building to the Proposed Transferee or submitted a written proposal in response to any inquiries from the Proposed Transferee or the Proposed Transferee’s agent concerning availability of space in the Building, at any time within the preceding four months, unless Landlord does not have space available in the Building to meet the needs of the Proposed Transferee, or (vi) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or increasing the expenses associated with operating, maintaining and repairing the Property. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project.
     14.3 Excess Consideration. If Landlord consents to the Transfer, Landlord shall be entitled to receive as Additional Rent hereunder, seventy-five percent (75%) of all “Sublease Profits” (as defined below). “Sublease Profits” shall mean any consideration paid by the Transferee for the assignment or sublease and, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, less any and all direct, out-of-pocket expenses and cash concessions, including costs for necessary Alterations and brokerage commission, paid by Tenant to procure the assignee or subtenant. Tenant shall pay to Landlord as additional rent, within ten (10) days after receipt by Tenant, any such excess consideration paid by any transferee (the “Transferee”) for the Transfer provided any capital expenditures and brokerage commissions in connection with any sublease shall be amortized over the term of the sublease.
     14.4 No Release Of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.
     14.5 Expenses and Attorneys’ Fees. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises).
     14.6 Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.
     14.7 Landlord’s Right to Space. Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (x) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (y) in the case of a sublease which cumulatively results in the Tenant subleasing (whether to one or more entities) contiguous square footage equaling more than thirty percent (30%) of the entire Premises for a term of more than twenty-four (24) months and which expires less than twelve (12) months prior to the scheduled Expiration Date of this Lease, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant’s Share under this Lease shall be proportionately reduced) on the earlier of sixty (60) days after the date of Landlord’s notice to Tenant making the election set forth in this Section 14.7 or the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.
     14.8 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).
     14.9 Permitted Transfers. Notwithstanding any provision contained in the Section 14 to the contrary, Tenant shall have the right, without the consent of Landlord, upon ten (10) days prior written notice to Landlord, to engage in any of the following transactions (each a “Permitted Transfer”) and to Transfer the Lease to any of the following entities (each, a “Permitted Transferee”): (i) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization, (ii) a purchaser of at least ninety percent (90%) of Tenant’s assets as an ongoing concern, or (iii) an “Affiliate” of Tenant. The provisions of Sections 14.2, 14.3 and 14.7 shall not apply with respect to a Permitted Transfer, but any transfer pursuant to the provisions of this Section 14.9 shall be subject to all other terms and conditions of this Lease, including the provisions of this Section 14.9. Tenant shall remain liable under this Lease after any such transfer. For the purposes of this Article 14, the term “Affiliate” of Tenant shall mean and refer to any entity controlling, controlled by or under common control with Tenant or Tenant’s parent, as the case may be. “Control” as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity; and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in any entity. Notwithstanding Tenant’s right to make a Permitted Transfer pursuant to the provisions of this Section 14.9, Tenant may not, through use of its rights under this Article 14 in two or more transactions (whether separate transactions or steps or phases of a single transaction), at one time or over time, whether by first assigning this Lease to a subsidiary and then merging the subsidiary into another entity or selling the stock of the subsidiary or by other means, assign or sublease the Premises, or transfer control of Tenant, to any person or entity which is not a subsidiary, affiliate or controlling corporation of the original Tenant, as then constituted, existing prior to the commencement of such transactions, without first obtaining Landlord’s prior written consent pursuant to the provisions of Section 14.2. For purposes of this Lease, a sale of Tenant’s capital stock through any public exchange, or through any public offering shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord’s consent.
15. DEFAULT AND REMEDIES.
     15.1 Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:
          (a) Tenant fails to make any payment of rent when due, or any amount required to replenish the security deposit as provided in Section 4 above, if payment in full is not received by Landlord within three (3) days after written notice that it is due.
          (b) Tenant abandons the Premises.
          (c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 — Encumbrances — and 21 — Estoppel Certificates and Financial Statements — below.
          (d) Tenant violates the restrictions on Transfer set forth in Section 14 — Assignment and Subletting.
          (e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.
          (f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.
          (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within fifteen (15) days after notice to Tenant or, if such failure cannot be cured within such fifteen (15)-day period, Tenant fails within such fifteen (15)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in Landlord’s reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.
     15.2 Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:
          (a) Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).
          (b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).
          (c) Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse

Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.
          (d) Landlord may remove all Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.
16. LATE CHARGE AND INTEREST.
     16.1 Late Charge. If any payment of rent is not received by Landlord when due, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to four percent (4%) of the overdue payment. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.
     16.2 Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate of fifteen percent (15%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.
17. WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

18. ENTRY, INSPECTION AND CLOSURE. Except (x) when requested by Tenant, (y) for ongoing services supplied by Landlord (such as janitorial services) where Landlord is not required to give any notice, and (z) in the event of an emergency, Landlord and its authorized representatives may enter the Premises at all reasonable times upon twenty-four (24) hours prior notice to Tenant, which notice may be oral or written, to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, or Mortgagees, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. In addition, Landlord shall have the right, without notice to Tenant, to show to prospective tenants (x) at any time during the Term, that portion of the Premises from which Tenant may be relocated pursuant to the provisions of Section 32 below, and (2) the Premises during the last twelve (12) months of the Term. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.
19. SURRENDER AND HOLDING OVER.
     19.1 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant’s personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 —Tenant Improvements & Alterations, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.
     19.2 Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant’s holdover tenancy at any time upon seven (7) days written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant’s holding over shall be twice the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims (the “Holdover Claims”) arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises; provided, however, if at least thirty (30) days prior to the expiration of the Term, Tenant gives Landlord written notice that Tenant anticipates it will hold over in the Premises after the expiration of the Term, then Tenant shall have the right to hold over in the Premises for up to thirty (30) days at the holdover rate contained above in this paragraph without indemnifying Landlord against the Holdover Claims, unless Landlord gives Tenant written notice at least fifteen (15) days prior to the expiration of the Term that Landlord has leased the Premises to a third party (and Landlord has in fact entered into a written agreement with a third party leasing the Premises to such third party), in which event Tenant shall indemnify defend and hold Landlord harmless from and against the Holdover Claims, as first provided in this sentence.
20. ENCUMBRANCES.
     20.1 Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded (“Encumbrance”); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) Business Days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance (including, without limitation, any judicial foreclosure or foreclosure by a power of sale in a deed of trust), Tenant shall, at the request of the new owner, immediately attorn to, and become the tenant of, the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner’s request, shall execute a new lease confirming the lease terms of this Lease. In furtherance of the foregoing, any such successor to the Landlord shall not be liable for any offsets, defenses, claims, counterclaims, liabilities or obligations of the “landlord” under the Lease accruing prior to the date that such new owner exercises its rights pursuant to the preceding sentence.
     20.2 Mortgagee Protection. Tenant agrees to give any holder of any Encumbrance covering any part of the Property (“Mortgagee”), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.
21. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.
     21.1 Estoppel Certificates. Within ten (10) Business Days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Tenant irrevocably constitutes, appoints and authorizes Landlord as Tenant’s special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Tenant fails timely to execute and deliver such certificate as provided above. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord’s second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant’s failure or refusal to timely execute or deliver such estoppel certificate.

     21.2 Financial Statements. Within ten (10) Business Days after written request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each guarantor of Tenant’s obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then, available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee.
22. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.
23. ATTORNEYS’ FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(l)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).
24. QUIET POSSESSION. Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, including Section 20 -

Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.
25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant, in the amount specified in the Basic Lease Information. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so retuned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.
26. FORCE MAJEURE. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.
27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.
28. LANDLORD’S LIABILITY. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease.
29. CONSENTS AND APPROVALS.
     29.1 Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.
     29.2 No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.
30. WAIVER OF RIGHT TO JURY TRIAL. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.
31. BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the “Broker”) in accordance with Landlord’s separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant’s Representatives.
32. RELOCATION . [Intentionally deleted].

33. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.
34. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 —Assignment and Subletting and Section 28 — Landlord’s Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.
35. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:			LANDLORD:

IRONPLANET.COM, a Delaware corporation			PARK PLAZA ASSOCIATES, LLC a California limited liability company

By:	/s/ Jeff von Gillern		By:	CORNERSTONE HOLDINGS, LLC, a Delaware limited liability company, Its manager

	Name:	Jeff von Gillern
	Title:	VP

By:	/s/ Paul Schott		By:	/s/ Steve Elliott

	Name:	Paul Schott		Name:	Steve Elliott
	Title:	CFO (Acting)		Title:	Authorized Signatory
(For corporate entities, signature by TWO corporate officers is required: one by (x) the chairman of the board, the president, or any vice president; and the other by (y) the secretary, any assistant secretary, the chief financial officer, or any assistant treasurer.)

EXHIBIT A-1
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT DATED AS OF APRIL 28, 2000
BETWEEN
PARK PLAZA ASSOCIATES, LLC, AS LANDLORD,
AND
IRONPLANET.COM, AS TENANT (“LEASE”)
THE SUITE 102 SPACE PORTION OF THE PREMISES

4695 CHABOT DRIVE First Floor

INITIALS:

Landlord	/s/

Tenant	/s/

Exhibit A-1, Page 1

EXHIBIT A-2
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF APRIL 28, 2000
BETWEEN
PARK PLAZA ASSOCIATES, LLC, AS LANDLORD,
AND
IRONPLANET.COM, AS TENANT (“LEASE”)
THE SUITE 202 SPACE PORTION OF THE PREMISES

INITIALS:

Landlord	/s/

Tenant	/s/

Exhibit A-2, Page 1

EXHIBIT A-3
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF APRIL 28, 2000
BETWEEN
PARK PLAZA ASSOCIATES, LLC, AS LANDLORD,
AND
IRONPLANET.COM, AS TENANT (“LEASE”)
THE SUITE 101 SPACE PORTION OF THE PREMISES

4695 CHABOT DRIVE First Floor

INITIALS:

Landlord	/s/

Tenant	/s/

Exhibit A-3, Page 1

EXHIBIT B
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF APRIL 28, 2000
BETWEEN
PARK PLAZA ASSOCIATES, LLC, AS LANDLORD,
AND
IRONPLANET.COM, AS TENANT (“LEASE”)
CONSTRUCTION RIDER
     1. Tenant Improvements. Landlord shall with reasonable diligence through WCP Properties, Inc., dba Commercial Interior Contractors (“CIC”) construct and install in the Premises the improvements and fixtures provided for in this Construction Rider (“Tenant Improvements”). Tenant recognizes and agrees that CIC is an affiliate of Landlord. CIC will complete the construction on an open book basis and will competitively bid the major subcontracts to at least three (3) subcontractors (except that for each of the following design/build systems Landlord may select one [1] subcontractor to bid the subcontracts; heating, ventilating and air-conditioning; electrical; plumbing; and life safety). With respect to each of the three (3) Suites, completion of the Tenant Improvements may occur either prior to or subsequent to the applicable Rent Commencement Date. Upon request by Landlord, Tenant shall designate in writing an individual authorized to act as Tenant’s Representative with respect to all approvals, directions and authorizations pursuant to this Construction Rider.
               1.1. Plans. The Tenant Improvements shall be constructed substantially as shown on the conceptual space plan (“Space Plan”) for the Premises prepared by J. Stavi who has been retained by Landlord as the space planner for the Premises (“Space Planner”). Within five (5) Business Days after execution and delivery of this Lease, Tenant shall meet with the Space Planner to develop a Space Plan which is acceptable to Tenant. As soon as may be reasonably practicable after Tenant meets with the Space Planner, the Space Planner will prepare and deliver a proposed Space Plan to Landlord and Tenant. The Space Plan is subject to Landlord’s prior approval. Any Space Plan approved by Landlord and Tenant is herein called the “Approved Space Plan.”
     As soon as may be reasonably practicable after Landlord and Tenant have approved the Approved Space Plan, the Space Planner will prepare and deliver to Tenant detailed plans and specifications (“Construction Documents”) consistent with the Approved Space Plan, which Construction Documents shall be sufficient to permit the construction of the Tenant Improvements by CIC. Landlord will provide Tenant with a cost estimate for the work shown in the Construction Documents. Tenant shall respond to the Construction Documents and cost

Exhibit B, Page 1

estimate within three (3) days after receipt thereof, specifying any changes or modifications Tenant desires in the Construction Documents. The Space Planner will then revise the Construction Documents and resubmit them to Tenant for its approval and Landlord will provide Tenant with a revised cost estimate. Tenant shall approve or disapprove the same within three (3) days after receipt. The revised Construction Documents and cost estimate, as approved by Tenant and Landlord, are hereinafter referred to as the “Final Construction Documents” and “Final Cost Estimate,” respectively.
     Additional interior decorating services and advice on the furnishing and decoration of the Premises, such as the selection of fixtures, furnishings or design of mill work, shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord.
               1.2. Construction. Upon approval by Landlord and Tenant of the Final Construction Documents and the Final Cost Estimate, Landlord shall proceed with reasonable diligence to cause the Tenant Improvements to be Substantially Completed on or about the Scheduled Rent Commencement Date for the respective Suite. The Tenant Improvements shall be deemed to be “Substantially Completed” when they have been completed in accordance with the Final Construction Documents except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural “punch list”. (The definition of Substantially Completed shall also define the terms “Substantial Completion” and “Substantially Complete.”)
     Following Substantial Completion of the Tenant Improvements and before Tenant takes possession of the applicable Suite (or as soon thereafter as may be reasonably practicable and in any event within 30 days after Substantial Completion), Landlord and Tenant shall inspect the applicable Suite and jointly prepare a “punch list” of agreed items of construction remaining to be completed. Landlord shall complete the items set forth in the punch list as soon as reasonably possible. Tenant shall cooperate with and accommodate Landlord and Landlord’s contractor in completing the items on the punch list.
               1.3. Cost of Tenant Improvements. Landlord shall contribute up to $5.00 per rentable square foot in the Premises toward the cost of the design (including preparation of space plans and Construction Documents), construction and installation of the Tenant Improvements. The balance, if any, of the cost of the Tenant Improvements (“Additional Cost”), including, but not limited to, usual markups for overhead, supervision and profit, shall be paid by Tenant. Tenant shall pay Landlord 50% of the Additional Cost based upon the Final Cost Estimate prior to the commencement of construction of the Tenant Improvements. Other than fees charged by CIC, Landlord shall not charge a separate supervision fee to supervise construction of Tenant Improvements. The balance of the actual Additional Cost shall be paid to Landlord upon Substantial Completion of the Tenant Improvements, within ten (10) days after receipt of Landlord’s invoice therefor. Landlord will use reasonable care in preparing the cost estimates, but they are estimates only and do not limit Tenant’s obligation to pay for the actual Additional Cost of the Tenant Improvements, whether or not it exceeds the estimated amounts.

Exhibit B, Page 2

               1.4. Changes. If Tenant requests any change, addition or alteration in or to any Final Construction Documents (“Changes”), Landlord shall cause the Space Planner to prepare additional Plans implementing such Change. Tenant shall pay the cost of preparing additional Plans within ten (10) days after receipt of Landlord’s invoice therefor. As soon as practicable after the completion of such additional Construction Documents, Landlord shall notify Tenant of the estimated cost of the Changes. Within three (3) working days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant approves the Change, Landlord shall proceed with the Change and Tenant shall be liable for any Additional Cost resulting from the Change. If Tenant fails to approve the Change within such three (3) day period, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents.
               1.5. Delays. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements caused by (i) Tenant’s failure to submit information to the Space Planner or approve any Space Plan, Construction Documents or cost estimates within the time periods required herein, (ii) any delays in obtaining any items or materials constituting part of the Tenant Improvements requested by Tenant, (iii) any Changes, or (iv) any other delay requested or caused by Tenant (collectively, “Tenant Delays”).
     2. Delivery of Premises. Upon Substantial Completion of the Tenant Improvements for any Suite, Landlord shall deliver possession of the such Suite to Tenant. If Landlord has not Substantially Completed the Tenant Improvements and tendered possession of the applicable Suite to Tenant on or before the Scheduled Rent Commencement Date specified in Section 2 -Term; Possession of the Lease for such Suite, or if Landlord is unable for any other reason to deliver possession of the applicable Suite to Tenant on or before such date, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in completing such construction obligations and/or delivering possession to Tenant and the Lease shall remain in full force and effect unless and until it is terminated under the express provisions of this Paragraph. If any delays in Substantially Completing the Tenant Improvements are attributable to Tenant Delays, then the Premises shall be deemed to have been Substantially Completed and delivered to Tenant on the date on which Landlord could have Substantially Completed the Premises and tendered the Premises to Tenant but for such Tenant Delays.
     Notwithstanding the foregoing, if the Suite 202 Space Rent Commencement Date has not occurred or been deemed to have occurred within one hundred twenty (120) days after the Scheduled Suite 202 Space Rent Commencement Date, either party, by written notice to the other party given within ten (10) days after the expiration of such one hundred twenty day (120) day period, may terminate this Lease without any liability to the other party; provided, however, that if the delay in the Suite 202 Space Commencement Date is caused by delays of the type described in Section 26 — Force Majeure of the Lease, and if Tenant elects to terminate as provided above, then Tenant shall reimburse Landlord, within thirty (30) days after receipt of notification from Landlord of the amounts due, for any amounts expended or incurred by

Exhibit B, Page 3

Landlord for the design, construction and installation of the Tenant Improvements and for brokerage commissions and legal fees in connection with the preparation and negotiation of the Lease. If Tenant fails to perform any of Tenant’s obligations under this Construction Rider within the time periods specified herein, Landlord may, in lieu of terminating the Lease under the foregoing provisions, treat such failure of performance as an Event of Default under the Lease.
     3. Access to Premises. Landlord shall allow Tenant and Tenant’s Representatives to enter the applicable Suites prior to the applicable Rent Commencement Date (except that with respect to Suite 101, such access shall be only after Landlord has regained possession of Suite 101 from the Existing Tenant) to permit Tenant to make the such Suite ready for its use and occupancy; provided, however, that prior to such entry of the applicable Suite, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant’s insurance, as described in Section 11.1 — Tenant’s Insurance of the Lease, shall be in effect as of the time of such entry. Such permission may be revoked at any time upon twenty-four (24) hours’ notice, and Tenant and its Representatives shall not interfere with Landlord or Landlord’s contractor in completing the Building or the Tenant Improvements.
     Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Premises by Tenant or its Representatives.
     4. Ownership of Tenant Improvements. All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

INITIALS:

Landlord	/s/

Tenant	/s/

Exhibit B, Page 4

EXHIBIT C
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF APRIL 28, 2000
BETWEEN
PARK PLAZA ASSOCIATES, LLC, AS LANDLORD,
AND
IRONPLANET.COM, AS TENANT (“LEASE”)
BUILDING RULES
     The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.
     1. Use of Common Areas. Tenant will not obstruct the sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building (“Common Areas”), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.
     2. No Access to Roof. Tenant has no right of access to the roof of the Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of fee Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives on the roof of the Building.
     3. Signage. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord, Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant’s expense by a person approved by Landlord, which approval will not be unreasonably withheld.

Exhibit C, Page 1

     4. Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.
     5. Janitorial Services. Tenant will not employ any person for the purpose of cleaning the Premises of permit any person to enter the Building for such purpose other than Landlord’s janitorial service, except with Landlord’s prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.
     6. Keys and Locks. Landlord will furnish Tenant, free of charge, two keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.
     7. Freight. Upon not less than twenty-four hours prior notice to Landlord, which notice may be oral, an elevator will be made available for Tenant’s use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.
     8. Nuisances and Dangerous Substances. Tenant will not conduct itself or permit Tenant’s Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord’s property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Property any

Exhibit C, Page 2

kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Property.
     9. Building Name and Address. Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.
     10. Building Directory. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.
     11. Window Coverings. No curtains, draperies, blinds, shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.
     12. Floor Coverings. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.
     13. Wiring and Cabling Installations. Landlord will direct Tenant’s electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.
     14. Office Closing Procedures. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant’s carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

Exhibit C, Page 3

     15. Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rale by Tenant, its employees or invitees.
     16. Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.
     17. Refuse. Tenant shall store all Tenant’s trash and garbage within the Premises or in other facilities designated By Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.
     18. Soliciting. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.
     19. Parking. Tenant will use, and cause Tenant’s Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord’s directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit Tenant’s Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.
     20. Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.
     21. Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

Exhibit C, Page 4

     22. Sales and Auctions. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.
     23. Waiver of Rules. Landlord may waive any one or more of these Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.
     24. Effect on Lease. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1- “Events of Default”.
     25. Non-Discriminatory Enforcement. Subject to the provisions of the Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant’s sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).
     26. Additional and Amended Rules. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

INITIALS:

Landlord	/s/

Tenant	/s/

Exhibit C, Page 5

EXHIBIT D
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF APRIL 28, 2000
BETWEEN
PARK PLAZA ASSOCIATES, LLC, AS LANDLORD,
AND
IRONPLANET.COM, AS TENANT (“LEASE”)
ADDITIONAL PROVISIONS RIDER
36. LETTER OF CREDIT.
     (a) Upon execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable and negotiable standby letter of credit (the “L/C”) in an amount equal to $900,000.00 (“Face Amount”), issued by a bank or trust company (“Issuer”) and in form and content acceptable to Landlord, in its sole and absolute discretion, as additional security for the performance of Tenant’s obligations under this Lease. An L/C in the form attached hereto as Exhibit E is hereby approved by Landlord. The L/C shall name Landlord as beneficiary thereunder and provide that draws, including partial draws, at Landlord’s election, will be honored upon the delivery to the Issuer of a certificate signed by Landlord, or its authorized agent, that Tenant has failed to perform its obligations under the Lease. The L/C shall also provide that it will be automatically extended upon each renewal date unless the Issuer thereof delivers to Landlord, no later than forty-five (45) days prior to the stated expiration date of the L/C, written notice of Issuer’s intent not to extend or renew the L/C. During any period that Tenant is required to maintain the L/C, Tenant shall, at least thirty (30) days prior to any expiration or termination of the L/C, provide Landlord either with written confirmation that the existing L/C will be automatically extended and renewed or with a new L/C that satisfies all of the requirements for the L/C in this Section 36. In addition, upon a proposed sale or other transfer of any interest in the Building, the Land, this Lease or Landlord (including consolidations, mergers, or other entity changes), Tenant, at its sole cost and expense and upon ten (10) Business Days’ notice, shall, concurrent with Landlord’s delivery to Tenant of the then outstanding L/C, deliver to any such transferees, successors, or assigns a replacement L/C on identical terms (except for the stated beneficiary) from the same Issuer or another bank or trust company acceptable to Landlord, in Landlord’s sole discretion, naming the new landlord as the beneficiary thereof. Tenant’s failure to perform or observe any of the covenants set forth in this Section 36 for any reason shall entitle Landlord to draw on the full amount of the L/C and shall constitute an Event of Default under this Lease without the requirement of any notice from Landlord. Any amount(s) drawn under the L/C shall be held or used by Landlord in accordance with the terms of Section 4 of the Lease.

Exhibit D, Page 1

     (b) If as of the 1st, 2nd, 3rd and 4th anniversary dates following the Commencement Date, no prior or current Event of Default has occurred, and no event or condition exists or has occurred which with the passage of time or delivery of notice by Landlord, or both, would constitute an Event of Default, then the Face Amount of the L/C may be immediately reduced to (i) $750,000.00 on the 1st anniversary date following the Commencement Date; (ii) $600,000.00 on the 2nd anniversary date following the Commencement Date; (iii) $450,000.00 on the 3rd anniversary date following the Commencement Date; and (iv) $300,000.00 on the 4th anniversary date following the Commencement Date, as applicable (the “L/C Burnoff”).
37. PARKING.
     (a) Tenant’s Parking Rights. Landlord shall provide Tenant, on an unassigned and non-exclusive basis, for use by Tenant and Tenant’s Representatives and Visitors, at the users’ sole risk, one hundred ten (110) parking spaces in the Parking Facility. If Tenant leases additional office space pursuant to this Lease, Landlord shall provide Tenant, also on an unassigned, non-exclusive and unlabelled basis, one (1) additional parking space in the Parking Facility for each two hundred fifty (250) rentable square feet of additional office space leased to Tenant. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars and up to ten percent (10%) of the unassigned spaces may also be designated by Landlord as Building visitors’ parking.
     (b) Availability of Parking Spaces. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the Parking Facility. Access to the Parking Facility may, at Landlord’s option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord. Landlord retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations).
     (c) Assignment and Subletting. Notwithstanding any other provision of the Lease to the contrary, Tenant shall not assign its rights to the parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person, except (i) to a Transferee, or (ii) with Landlord’s prior written consent, which may be granted or withheld by Landlord in its sole discretion. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.
     (d) Condemnation, Damage or Destruction. In the event the Parking Facility is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if

Exhibit D, Page 2

in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant’s rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility. In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility.
38. SIGNAGE.

Exhibit D, Page 3

     Provided that (i) Ironplanet.com has not assigned this Lease or sublet more than 7,594 rentable square feet of the Premises to any person or entity other than a Permitted Transferee (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and its Permitted Transferees and shall not be transferable or exercisable for the benefit of any Transferee other than a Permitted Transferee), (ii) Ironplanet.com, or its Permitted Transferee occupies at least 20,000 rentable square feet in the Building, and (iii) Tenant is not in default under the terms and conditions of this Lease beyond any applicable notice and cure period, then subject to the conditions below, Tenant may elect to install and have (x) one (1) unlighted monument sign (the “Monument Sign”) on the existing monument, and (y) one (1) unlighted sign (the “Building Sign”) showing only the name and logo of Tenant. The Building Sign shall be installed on the side of the Building in the location shown on Exhibit F attached hereto. The Monument Sign and the Building Sign are together sometimes referred to herein as “Tenant’s Signs.” Tenant’s right to install Tenant’s Signs shall be subject to the following terms and conditions:
     (a) Landlord shall work with Tenant and with the City of Pleasanton for Tenant to obtain the right to install Tenant’s Signs, provided, however, such covenant shall not require Landlord to expend any money, incur any debt, or accept any material restriction, condition or exaction upon the Project or Landlord’s rights of ownership, use and enjoyment or the income therefor. Tenant’s rights to have installed and display Tenant’s Signs shall be subject to complying with all Laws, with all specific approvals therefor required by applicable governmental agencies, and shall otherwise be subject to Tenant’s compliance with all applicable provisions of the Lease, including, without limitation, Article 6. Tenant shall provide Landlord with a photo montage depicting the proposed design and such other information that Landlord shall reasonably require in connection with Landlord’s review of the proposed Tenant’s Signs. Landlord’s approval rights under said Article 6 shall include, but not be limited to, the right to approve the location, size, dimension, content (other than the identification of Tenant’s trade name), materials, and support of Tenant’s Signs. Tenant shall pay all costs arising out of or in any way connected with the Tenant’s Signs, including, without limitation, costs for design, approval by Landlord, approval by the City of Pleasanton and all other necessary governmental agencies, preparation of construction drawings and documents, installation, maintenance, repair, operation, utilities, modification, replacement and removal thereof and all maintenance, repair and restoration of the Property in connection therewith. The actual installation of Tenant’s Signs shall be performed by a sign construction company to be approved by Landlord and Tenant. Tenant shall contract directly with such approved sign company to install Tenant’s Signs. The method of attachment of the Building Sign is subject to Landlord’s prior written approval.

Exhibit D, Page 4

     (b) During the Term, Tenant shall not make any change or changes to Tenant’s Signs without the prior written consent of Landlord. Landlord shall perform all maintenance reasonably required of the Monument Sign. Tenant shall be responsible for all maintenance to the Building Sign, at Tenant’s sole cost and expense, using a contractor subject to Landlord’s prior approval. Notwithstanding the provisions of Section 11.3 of this Lease, Tenant shall be responsible for all damage to the Building and the Property arising from the installation, maintenance and removal of the Building Sign. Tenant shall pay to Landlord on demand the costs of repairing any such damage. Tenant’s obligations hereunder shall be specifically included within Tenant’s indemnification obligations set forth in Section 10.2 of the Lease.
     (c) Upon termination of this Lease for any reason, or the assignment of the Lease, or Ironplanet.com being in occupancy of less than 20,000 rentable square feet of the Premises, Landlord may remove the Monument Sign and restore the Property to its condition prior to installation of such Monument Sign, all at Tenant’s expense. Once removed, all of Tenant’s rights under this Section 38 shall be automatically terminated and Landlord shall be free to grant to other persons signage or other rights covering all or a portion of the location previously occupied by Tenant’s Monument Sign.
39. RIGHT OF FIRST OFFER.
     (a) Provided that Ironplanet.com has not assigned this Lease or sublet any or all of the Premises other than to a Permitted Transferee (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and its Permitted Transferees and shall not be transferable or exercisable for the benefit of any Transferee other than a Permitted Transferee), and provided Tenant is not in default under this Lease at the time of the exercise of any such right or at any time thereafter until delivery of possession of the space to Tenant, subject to any and all rights granted by Landlord or asserted by others with respect to such space (including renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights), and subject to Landlord’s right to extend or renew any then existing lease of the space or otherwise to lease the space to any tenant, subtenant or other occupant of the space, Tenant shall have a one-time right of first offer to lease the following space in the Building: Any space in the Building.
     (b) Such right of first offer (i) may only be exercised with respect to space which has been previously leased and becomes vacant during the Term following expiration or other termination of the previous lease, and (ii) may only be exercised with respect to all of the space being offered by Landlord. If any space qualifying for such right of first offer becomes available, Landlord shall offer to lease such space to Tenant at the same rent and on the same terms that Landlord intends to offer to other prospective tenants. Tenant shall have five (5) Business Days following receipt of Landlord’s offer with respect to any such space within which to notify Landlord in writing of its intention to lease such space, and such notice, if given by Tenant, shall constitute an acceptance of Landlord’s terms for the lease of such space. If Tenant
Exhibit D, Page 5

exercises such right of first offer, the space to be leased by Tenant shall be leased on the same terms and conditions as are contained in this Lease except for the economic and other terms specifically set forth in Landlord’s notice, and the parties shall execute an amendment to this Lease to include such space in the Premises and otherwise to provide for the leasing of such space on such terms. If Tenant fails so to exercise Tenant’s right of first offer within such five (5) Business Day period, Landlord may thereafter lease such space to other prospective tenants.
     (c) If Tenant does not lease the right of first offer space from Landlord when it is first offered to Tenant by Landlord, then this right of first offer shall terminate and Tenant shall have no further rights to lease any of the right of first offer space.
40. EXTENSION OPTION.
     Provided that Ironplanet.com has not assigned this Lease or sublet other then to a Permitted Transferee any or all of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease or a Permitted Transferee and shall not be transferable or exercisable for the benefit of any Transferee except a Permitted Transferee), and provided Tenant is not in default under this Lease at the time of exercise or at any time thereafter until the beginning of any such extension of the Term, Tenant shall have the option (the “Extension Option”) to extend the Term for one (1) additional consecutive period of five (5) years (“Extension Period”), by giving written notice to Landlord of the exercise of any such Extension Option at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the initial Term. The exercise of the Extension Option by Tenant shall be irrevocable and shall cover the entire Premises leased by Tenant pursuant to this Lease. Upon such exercise, the term of the Lease shall automatically be extended for the Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the Extension Option. The Extension Option shall terminate if not exercised precisely in the manner provided herein. Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that: (i) Tenant shall have no further option to extend the Term of the Lease; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and (iii) Base Rent for any such Extension Period shall be the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.
     (a) “Fair Market Base Rental” shall mean the “fair market” Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to tenants in the Building and tenants in other office buildings in the general vicinity of the Building of comparable size, location, quality and age as the Building for leases with terms equal to the Extension Period, taking into account the creditworthiness and financial strength of the tenant, the financial guaranties provided by the tenant (if any), and the desirability, location in the building, size and quality of the space, tenant finish allowance and/or tenant improvements, included services, operating expenses and tax and expense stops or other
Exhibit D, Page 6

escalation clauses, for the space in the Building for which Fair Market Base Rental is being determined and for comparable space in the buildings which are being used for comparison. Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable office buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.
     (b) Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to so agree within thirty (30) days after receipt by Landlord of Tenant’s notice of exercise of the Extension Option, Landlord and Tenant shall mutually select a licensed real estate broker who is active in the leasing of office space in the general vicinity of the Property. Landlord shall submit Landlord’s determination of Fair Market Base Rental and Tenant shall submit Tenant’s determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree). The broker shall select either Landlord’s or Tenant’s determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant. If Tenant’s determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker’s cost and fees. If Landlord’s determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker’s cost and fees.
     (c) In the event the Fair Market Base Rental for any Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for such Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.
     (d) In no event shall the Base Rent during any Extension Period be less than the Base Rent in effect immediately prior to such Extension Period.
     (e) The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by any Extension Period (if any Extension Option is exercised), is referred to in this Lease as the “Term.”

INITIALS:

Landlord	/s/
Tenant	/s/
Exhibit D, Page 7

EXHIBIT E
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF APRIL 28, 2000
BETWEEN
PARK PLAZA ASSOCIATES, LLC, AS LANDLORD,
AND
IRONPLANET.COM, AS TENANT (“LEASE”)
APPROVED LETTER OF CREDIT FORM
[Letterhead of Issuing Bank]
[must be a Bank whose location, credit and practices Landlord has approved]

RE:	IRREVOCABLE COMMERCIAL LETTER OF CREDIT NO.____________________
TO: [Name of project owner] (“Landlord”),                                                                                      [Landlord’s address]
Gentlemen:
We hereby issue our Irrevocable Commercial Letter of Credit in your favor, for the account of                                           [name of tenant and type of entity (e.g. “ABC Corporation, a California corporation”)] (“Tenant”), in the amount of                                            Dollars ($                    ). This amount is available to you on presentation of your sight draft drawn upon us referring to the above letter of credit number, date and amount being drawn hereunder, accompanied by the signed statement of you or your authorized agent, Cornerstone Properties Limited Partnership dba Wilson Cornerstone Properties Limited Partnership, that the amount drawn hereunder is being drawn pursuant to the terms of the                      [title of lease document (e.g. Office Lease, Lease Agreement, etc.)] dated as of                     , between Tenant, as tenant, and Landlord, as landlord, for certain premises located at                                          (the “Lease”).
Any draft presented for payment must be presented on or before                                            [term should be at least one year], the date this Letter of Credit expires. Partial drawings are permitted.
Exhibit E, Page 8

If you sell or otherwise transfer any interest in the “Building” (as defined in the Lease) [be sure to use the defined terms used in the Lease (e.g. if the building is called the “Property” in the Lease, then use that term here)], in the land upon which the same is located, in the Lease, or in Landlord (including consolidations, mergers or other entity changes), you shall have the right to transfer this Letter of Credit to your transferee(s), successors or assigns.
We hereby certify that this is an unconditional and irrevocable Letter of Credit and agree that a draft drawn under and in compliance with the terms hereof will be honored upon presentation at our office at                                           [it must be a location easily accessible to us (e.g. no country banks located in some tiny town in the Southeastern corner of Texas].
This Letter of Credit shall automatically be extended and renewed for successive one year periods at the end of the stated expiration date and each anniversary thereof unless we notify you in writing, no later than forty-five (45) days prior to the then applicable expiration date, that we will not extend and renew the Letter of Credit for another one year term.
Except to the extent inconsistent with the express provisions hereof, this Letter of Credit is subject to and governed by Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce publication number 500.

[Name of Bank]

Authorized Signature

INITIALS:

Landlord	/s/
Tenant	/s/
Exhibit E, Page 9

EXHIBIT F
ATTACHED TO AND FORMING A PART OF
LEASE AGREEMENT
DATED AS OF APRIL 28, 2000
BETWEEN
PARK PLAZA ASSOCIATES, LLC, AS LANDLORD,
AND
IRONPLANET.COM, AS TENANT (“LEASE”)
LOCATION AND CONFIGURATION OF THE BUILDING SIGN

INITIALS:

Landlord	/s/
Tenant	/s/
Exhibit F, Page 1

FIRST AMENDMENT TO LEASE
By and between
CENTRAL BUILDING LLC, as Landlord and
IRONPLANET.COM, INC. as Tenant
Property Address: 4695 Chabot Drive, Pleasanton, CA
This First Amendment to Lease (this “Amendment”), dated for reference purposes only November 6, 2000, amends and is made a part of that certain lease dated for reference purposes April 28, 2000, as described above. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. Except to the extent expressly modified by this Amendment, all terms and conditions of the Lease shall remain unchanged.
RECITALS
Whereas Tenant desires to relinquish a portion of the Premises, consisting of the entire second floor with the exception of the “PBX” room consisting of approximately 80 square feet (the “Surrendered Premises”), to Landlord, and to reduce its rental obligations thereby; and
Whereas Landlord is willing to accept the Surrendered Premises on the terms and conditions set forth herein; and
Whereas, Network Robots (“New Tenant”) desires to lease the Premises, and is willing to facilitate the relinquishment of the Surrendered Premises by contribution to a cancellation fee payable to Tenant;
Now, therefore, the Parties hereto agree as follows:
1.	CENTRAL BUILDING LLC is the successor in interest to Park Plaza Associates, LLC, and all references in the Lease to “Landlord” shall hereafter mean and refer to CENTRAL BUILDING, LLC.

2.	All defined terms in the Lease shall have the same meanings herein as ascribed thereto in the Lease, with the exception of the modifications expressly set forth herein.

3.	Tenant shall surrender possession of the Surrendered Premises to Landlord on November 6, 2000 so that Landlord may immediately relet the Surrendered Premises.

4.	Tenant shall forthwith undertake to relocate its server room, including the dedicated HVAC unit and all related peripheral equipment, from the second floor to the first floor, all at its sole cost and expense, and shall diligently accomplish such relocation so as to deliver possession of that room as soon as possible to New Tenant.

5.	For and in consideration of Tenant’s relinquishment of the Surrendered Premises as aforesaid, Landlord shall deliver to Tenant the sum of Fifty-Two Thousand Dollars ($52,000.00) on the Effective Date.

6.	For and in consideration of Tenant’s relinquishment, New Tenant shall deliver to Tenant the sum of Twenty-Two Thousand Dollars ($22,000.00) on the Effective Date.

7.	On the Effective Date, as hereinafter defined, the Lease shall be amended by the following terms:
Addendum to Lease
Rev. 11/07/00

a.	Thereafter, the term “Premises” in the Lease shall mean and refer only to the first floor premises and the PBX room on the second floor, consisting of approximately 8,885 rentable square feet.

b.	Thereafter, the Tenant’s Share of the Building shall be 10.21%

c.	Thereafter, the monthly Base Rent payable by Tenant to Landlord for the Premises shall be $27,543.50 per month.

d.	Tenant’s Parking Rights (paragraph 37(a)) shall be reduced to 36 parking spaces.
8.	Paragraph 39 of the Lease is hereby amended to provide that Tenant shall have a right of first offer only on space on the first floor of the Building as it becomes available.

9.	At any time after the Effective Date, Tenant shall have the right, at its sole option, either (i) to provide Landlord with an amendment to the letter of credit reducing the amount thereof to $287,182.00, or (ii) to provide Landlord with a replacement letter of credit in the amount of $287,182.00 (but otherwise containing all of the terms and conditions of the original letter of credit). Landlord shall return the original letter of credit to Tenant promptly upon receipt of either an amendment to the letter of credit or a replacement letter of credit, but in no event later than ten (10) business days after Landlord’s receipt from Tenant of one of the foregoing.

10.	This Amendment is expressly contingent upon the successful consummation of a new lease with New Tenant for the Surrendered Premises. It shall therefore be effective on the date (the “Effective Date”) that Landlord has secured a fully executed lease for the entire Surrendered Premises from New Tenant and all conditions to the effectiveness of such lease have been met. Conditioned upon the performance of the parties of the provisions of this Amendment, from and after the Effective Date, Landlord and Tenant shall be fully and unconditionally released and discharged from their respective obligations arising from or connected with the provisions of the Lease with respect to the Surrendered Premises, only. This Amendment shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that arose out of or in connection with the Lease relating exclusively to the Surrendered Premises, and it constitutes a mutual release with respect thereto, except to the extent of (a) any rent or other charges due or coming due prior to the Effective Date, and (b) those provisions of the Lease which expressly survive its expiration or termination. With respect to the Surrendered Premises only, and subject to the foregoing exceptions, Landlord and Tenant expressly waive the provisions of California Civil Code. §1542, which provides:

“A general release does not extent to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
Addendum to Lease
Rev. 11/07/00

LANDLORD:	TENANT:
CENTRAL BUILDING LLC	IRONPLANET.COM, INC.

By:	By:	/s/ R.B. Alleger
Neal Smither	Name Printed:	R.B. ALLEGER
Dated:	Its:	/s/
	Dated:	7 NOV 00
NEW TENANT:
NETWORK ROBOTS, INC.

By:

Name Printed:
Its:
Dated:

Addendum to Lease
Rev. 11/07/00

SECOND AMENDMENT TO LEASE
By and between
CENTRAL BUILDING LLC, as Landlord and
IRONPLANET.COM, INC., as Tenant
Property Address: 4695 Chabot Drive, Pleasanton, CA
This Second Amendment to Lease (“Second Amendment”), dated for reference purposes only as March 9, 2001, amends and is made a part of that certain lease dated April 28, 2000, as described above, and amended by the First Amendment to Lease dated November 6, 2000 (collectively “the Lease”). In the event of any conflict between the terms of the Lease and the terms of this Second Amendment, the terms of this Second Amendment shall prevail. Except to the extent expressly modified by this Second Amendment, all terms and conditions of the Lease shall remain unchanged.
RECITALS
A.	Tenant desires to relinquish and surrender a portion of the Premises, consisting of the Suite 101 Space, as defined in the Lease, consisting of approximately 1,992 square feet (the “Surrendered Premises”), to Landlord; and

B.	Landlord is willing to accept the Surrendered Premises on the terms and conditions set forth herein.
WHEREFORE, Landlord and Tenant agree as follows:
1.	CENTRAL BUILDING LLC is the successor in interest to Park Plaza Associates, LLC, and all references in the Lease to “Landlord” shall hereafter mean and refer to CENTRAL BUILDING, LLC.

2.	All defined terms in the Lease shall have the same meanings herein as ascribed thereto in the Lease, with the exception of the modifications expressly set forth herein.

3.	Tenant shall surrender possession of the Surrendered Premises to Landlord on April 1, 2001 (“Effective Date”).

4.	On the Effective Date, the Lease shall be amended by the following terms:
a.	The term “Premises” in the Lease shall mean and refer only to the Suite 102 Space, as defined in the Lease, and the PBX room on the second floor, as defined in the First Amendment to Lease, collectively consisting of approximately 6,893 rentable square feet.

b.	Tenant’s Share of the Building shall be 7.9%.

c.	The monthly Base Rent payable by Tenant to Landlord for the Premises shall be $21,368.30 per month.

d.	Tenant’s Parking Rights (paragraph 37(a)) shall be reduced to 28 parking spaces.
Second Amendment to Lease
March 9, 2001

5.	Tenant shall have the option to lease the Surrendered Premises for fifteen (15) months, with a lease term commencing on April 1, 2004, and ending June 30, 2005, on the same terms and conditions as set forth in the Lease. Tenant shall exercise its option, if at all, by providing written notice to Landlord not later than 90 days in advance of the above-stated commencement date. If Tenant fails to give timely notice as provided herein, said option shall be null and void and have no further force or effect.

6.	If Tenant exercises their right of option to lease the Surrendered_Premises for an additional fifteen months this rentable space will be at $3.10 per rentable sq. ft. per month consistent with the Tenant’s original lease term. At the time of option exercise, the Surrendered Space would be returned to the Tenant in approximately the same condition as it was originally surrendered on the date of this agreement.

7.	During the period of this agreement the Tenant retains no liability whatsoever for occupancy costs, taxes, tenant improvements, utilities, services or general liability insurance related to the Surrendered Premises.
IN WITNESS WHEREOF, the parties have executed this Second Amendment on the dates hereafter written.

LANDLORD:		TENANT:
CENTRAL BUILDING LLC		IRONPLANET.COM, INC.

By:	/s/ Neal Smither	By:	/s/ Carol Parrella
	Neal Smither	Name Printed:	Carol Parrella
Dated:	3/19/01	Its:	Ironplanet
		Dated:	3/26/01
Second Amendment to Lease
March 9, 2001

THIRD AMENDMENT TO LEASE
By and between
CENTRAL BUILDING, LLC as Landlord and
IRONPLANET.COM, INC., as Tenant
Property address: 4695 Chabot Drive, Pleasanton, CA 94588
This Third Amendment to Lease (“Third Amendment”), dated for reference purposes only as July 18, 2001, amends and is made a part of that certain lease dated April 28, 2000, as described above, and amended by the First Amendment to Lease dated November 6, 2000, and Second Amendment to Lease dated March 9, 2000 (collectively “the Lease”). In the event of any conflict between the terms of the Lease and the terms of this Third Amendment, the terms of this Third Amendment shall prevail. Except to the extent expressly modified by this Third Amendment, all terms and conditions of the Lease shall remain unchanged.
WHEREFORE, Landlord and Tenant agree as follows:
1.	CENTRAL BUILDING LLC is the successor in interest to Park Plaza Associates, LLC, and all references in the Lease to “Landlord” shall hereafter mean and refer to CENTRAL BUILDING, LLC.

2.	All defined terms in the Lease shall have the same meanings herein as ascribed thereto in the Lease, with the exception of the modifications expressly set forth herein.

3.	Tenant agrees to release the right to occupy Suite 101 for an additional four months.

4.	Tenant shall have the option to lease Suite 101 for eleven (11) months, with a lease term commencing on August 1, 2004 and ending June 30, 2005, on the same terms and conditions as set forth in the Lease. Tenant shall exercise its option, if at all, by providing written notice to Landlord not later than 90 days in advance of the above- stated commencement date. If Tenant fails to give timely notice as provided herein, said option shall be null and void and have no further force of effect.

5.	If Tenant exercises their right of option to lease the Premises for an additional eleven months this rentable space will be at $3.10 per rentable sq. ft. per month consistent with the Tenant’s original lease term. At the time of option exercise, the premises would be returned to the Tenant in approximately the same condition as it was originally surrendered on the date of this agreement.

6.	From the time that Tenant relinquishes Suite 101, Tenant shall no further liability whatsoever for occupancy costs, taxes, tenant improvements, utilities, services or general liability insurance related to the premises.

“Tenant”		“Landlord”

IronPlanet.com		Central Building LLC

/s/ Carol Parella		/s/ Neal Smither

Date:	8/27/01	Date:	7/18/01

THIRD AMENDMENT TO LEASE
By and between
CENTRAL BUILDING LLC, as Landlord and
IRONPLANET.COM, INC., as Tenant
Property Address: 4695 Chabot Drive, Pleasanton, CA
This Third Amendment to Lease (“Third Amendment”), dated for reference purposes only as June 4, 2003, amends and is made a part of that certain lease dated April 28, 2000, as described above, and amended by the First Amendment to Lease dated November 6, 2000 and the Second Amendment dated March 6, 2001 (collectively “the Lease”). In the event of any conflict between the terms of the Lease and the terms of this Third Amendment, the terms of this Third Amendment shall prevail. Except to the extent expressly modified by this Third Amendment, all terms and conditions of the Lease shall remain unchanged.
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.	All defined terms in the Lease shall have the same meanings herein as ascribed thereto in the Lease, with the exception of the modifications expressly set forth herein.

2.	The “Face Amount” of the Letter of Credit is hereby amended to be One Hundred Fifty Thousand ($150,000.00) Dollars, which Tenant shall maintain in accordance with the terms of the Lease.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment on the dates set forth below.

TENANT:		LANDLORD:

IRONPLANET.COM,		CENTRAL BUILDING LLC
a Delaware corporation		a California limited liability company

By:	/s/ Carol Parrella	By:	/s/ Neal Smither
Name:	Carol Parrella		Neal Smither, Member
Title:	CFO	Date:	June 4, 2003
Date:	June 4, 2003

FOURTH AMENDMENT TO LEASE
By and between
CENTRAL BUILDING, LLC as Landlord and
IRONPLANET.COM as Tenant Property
Address: 4695 Chabot Drive, Pleasanton, CA
This Fourth Amendment to Lease (this “Amendment”) is entered into by and between Landlord and Tenant this 12th day of January, 2005, and amends and is made a part of that certain Real Estate Lease (“Lease”) dated for reference purposes April 28, 2000, as previously amended by the First Amendment to Lease dated November 6, 2000, the Second Amendment to Lease dated March 6, 2001, and the Third Amendment to Lease, dated June 4,2003, as described above.
In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.
RECITALS
WHEREAS, Tenant’s existing Lease shall expire on or May 30, 2005, and
WHEREAS, Tenant is desirous of remaining in the Premises, subject to modification of certain terms and conditions of the Lease;
NOW, THEREFORE, the parties hereby modify and amend the Lease, as follows:
AMENDMENT
     1. Basic Lease Information: The Basic Lease Information section of the Lease is hereby deleted, and replaced with the following.
BASIC LEASE INFORMATION

Landlord:	CENTRAL BUILDING, LLC, a California limited liability company

Tenant:	IRONPLANET.COM,. a Delaware corporation

Project:	Park Plaza

Building Address:	4695 Chabot Drive
Pleasanton, California

Rentable Area of Building:	Approximately 87,040 rentable square feet

Premises:	The Premises consist of Suite 102 and the PBX room on the second floor, as reflected on Exhibit A attached hereto, with a combined rentable area of approximately 6,893 rentable square feet

Term:	Five (5) years, with option to terminate as set forth below.

Lease Commencement	April 1,2005

Date:

Rent Commencement Date:	April 1, 2005

Operating Expense Commencement Date	April 1, 2005

Expiration Date:	March 30, 2010

Base Rent:	Months 1-12: $1.85 per square foot per month, fully serviced
Months 13-24: $1.90 per square foot per month, fully serviced
Months 25-36: $1.95 per square foot per month, fully serviced
Months 37-48: $2.00 per square foot per month, fully serviced
Months 49-60: $2.05 per square foot per month, fully serviced

Base Rent Paid Upon Execution	$12,752.05, as Base Rent for the month of April, 2005

Base Year:	From the Commencement Date until December 31, 2005, the Base Year will remain Calendar Year 2000, in accordance with the prior lease between the parties. On January 1, 2006, the Base Year will convert to Calendar Year 2005, and Tenant shall pay increases over the new Base Year commencing on January 1, 2006 and throughout the remainder of the Lease Term.

Tenant’s Share:	7.9%

Security Deposit:	The Security Deposit shall be a total of $100,000.00, consisting of:

(a) A Letter of Credit in the face amount of $100,000, in accordance with the provisions of Sections 4 and 37 of this Lease.

(b) The Letter of Credit shall be reduced to $50,000 in December 2005, in accordance with the provisions of Section 4 and 37 of this Lease.

(c) Letter of Credit shall be increased from $50,000 to $100,000 if option to leave is not exercised by December 31, 2006, in accordance with the provisions of Section 4 and 37 of this Lease.

Landlord’s Address for Payment of Rent and Notices:	Central Building, LLC 4695 Chabot Drive Pleasanton, CA 94588

With a copy of all notices to:
Rentschler / Tursi LLP
160 Bovet Road, Suite 200
San Mateo, CA 94402
Attention: Judith J. Rentschler

Business Hours:	6:00 a.m. to 6:00 p.m., Monday — Friday (Excluding Holidays)

Tenant’s Address for Notices:	The Premises

Access Card Deposit:	$25 .00 per card

Broker(s):	None

Guarantor(s):	None

Additional Provisions:	As set forth below

Parking Density	4:1000; Tenant shall be entitled to the nonexclusive use of 28 parking spaces.
     2. Section 2.2 of the Lease, Rent Commencement Dates, is hereby deleted. The Commencement Date, Rent Commencement Date, and Expiration Date shall be as set forth in the Basic Lease Information herein.
     3. Section 3.1 of the Lease, Base Rent: Base Rent for the Entire Premises shall commence on the Rent Commencement Date set out above.
     4. Exhibit B to the Lease, Construction Rider, is hereby deleted. Prior to the Commencement Date set forth above, Landlord shall clean all carpets throughout the Premises and shall paint the interior of the Premises, and shall have no obligation or liability for any other alterations or improvements to the Premises. Landlord shall use commercially reasonable measures to minimize any disruption to Tenant in the performance of such work, and Tenant shall not be entitled to any abatement of Rent or other relief or compensation during the performance thereof.
     5. Section 39 in Exhibit D of the Lease is hereby deleted in its entirety.
     6. Section 40 in Exhibit D of the Lease is hereby deleted in its entirety.
     7. Early Termination Right: Tenant shall have a one-time option to terminate this Lease, effective on March 30, 2007 (the “Early Termination Date”) by delivery of written notice of its election to Landlord not later than 90 days prior to the Early Termination Date. If Tenant timely exercises its option as set forth herein, Tenant shall surrender the Premises to Landlord on the Early Termination Date in the condition required hereunder, and the Lease shall expire as if the Early Termination Date were the Expiration Date for all purposes.
     8. Capitalized Terms: All terms capitalized herein shall have the same meanings ascribed to them in the Lease, unless otherwise expressly modified hereby.
     9. Effective Date of Amendment: This Amendment to Lease shall be effective as of March 30,2005 (the “Effective Date”).
     10. Affirmation: Except to the extent expressly amended hereby, each and every provision set forth in the Lease is hereby affirmed and shall remain unchanged.

LANDLORD: CENTRAL BUILDING, LLC		TENANT: IRONPLANET.COM

By:	/s/ Neal Smither	By:	/s/ Robert Alleger
Name Printed:	Neal Smither	Name Printed:	Robert Alleger
Title:	Member	Title:	President & CEO
Date:	13 JAN 2005	Date:	12 JAN 05

EXHIBIT A
THE PREMISES

SIXTH AMENDMENT TO LEASE AGREEMENT
     This SIXTH AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made and entered into as of August 5, 2008, by and between THE ROBISON FAMILY TRUST DATED OCTOBER 30, 1989 (“Landlord”) and IRONPLANET.COM, INC., a Delaware corporation (“Tenant”).
RECITALS:
     A. WHEREAS, Landlord’s predecessor-in-interest and Tenant entered into that certain Lease Agreement dated as of April 28, 2000 (“Original Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord space located at 4695 Chabot Drive, Pleasanton, California (“Building”) which consisted of approximately 27,594 rentable square feet of space commonly known as Suite 101, Suite 102 and Suite 202 (“Original Premises”);
     B. WHEREAS, the Original Lease was amended by that certain First Amendment to Lease dated as of November 6, 2000 (“First Amendment”), pursuant to which Tenant surrendered approximately 18,709 rentable square feet of the Original Premises to Landlord and retained approximately 8,805 rentable square feet of space;
     C. WHEREAS, the Original Lease was further amended by that certain Second Amendment to Lease dated as of March 9, 2001 (“Second Amendment”), pursuant to which Tenant surrendered approximately 1,992 rentable square feet of space of the Original Premises commonly known as Suite 101 to Landlord and retained approximately 6,994 rentable square feet of space consisting of Suite 102 and approximately 80 rentable square feet of space of Suite 202 and referred to in the First Amendment and Second Amendment as the PBX room (collectively, “Suite 102 Premises”);
     D. WHEREAS, the Original Lease was further amended by that certain Third Amendment to Lease dated as of July 18, 2001 (“Third Amendment”);
     E. WHEREAS, the Original Lease was further amended by that certain Fourth Amendment to Lease dated as of June 4, 2003 (erroneously titled Third Amendment and referred to herein as the “Fourth Amendment”);
     F. WHEREAS, the Original Lease was further amended by that certain First Amendment to Lease dated as of January 12, 2005 (erroneously titled Fourth Amendment and referred to herein as the “Fifth Amendment” and the Original Lease as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment shall be referred to herein as the “Lease”);
     G. WHEREAS, the Lease Term expires on March 30, 2010; and
     H. WHEREAS, Landlord and Tenant now desire to further amend the Lease in accordance with the terms hereof whereby, among other things: (i) the correct square footage of the Suite 102 Premises shall be confirmed; (ii) the Lease Term shall be extended by the Second

ROBISON FAMILY TRUST
ORIGINAL AUTHORIZED DOCUMENTS

Extension Term (as hereinafter defined); and (iii) Landlord shall lease to Tenant and Tenant shall lease from Landlord Suite 114 consisting of approximately 1,436 of rentable square feet of space on the first floor of the Building (“Suite 114 Premises”) as of the Second Extension Term Commencement Date (as hereinafter defined), all upon the terms and conditions set forth in the Lease, as amended hereby.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Recitals. The foregoing recitals are incorporated herein by this reference.
     2. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Lease.
     3. Effective Date. The effective date of this Amendment shall be upon the mutual execution and delivery of this Amendment by Landlord and Tenant (“Effective Date”).
     4. Readjustment of Suite 102 Premises. After the execution of the Fifth Amendment, Landlord remeasured the Suite 102 Premises. Pursuant to said remeasurement, the Suite 102 Premises consists of 6,994 rentable square feet and from and after the Second Extension Term Commencement Date, such figure shall be used for the rentable square feet of the Suite 102 Premises. No adjustment shall be made as between Landlord and Tenant with respect to any rent or other amounts paid by Tenant to Landlord in connection with the period prior to the Second Extension Term, as a result of the prior square footage calculation.
     5. Extension of Lease Term. Pursuant to the Fifth Amendment, the Lease Term expires on March 30, 2010. As of the Effective Date, the Lease Term shall be extended for an additional sixty (60) months (“Second Extension Term”), commencing on September 1, 2008 (“Second Extension Term Commencement Date”) and expiring on August 31, 2013 (“Lease Expiration Date”). During the Second Extension Term, all of the terms and provisions of the Lease, as amended by this Amendment, shall be in full force and effect and shall be applied in the same manner as such terms and provisions were applied during the original term of the Lease.
     6. Suite 102 Premises Base Rent. As of the Second Extension Term Commencement Date, the monthly Base Rent for the Suite 102 Premises shall be as follows:

	Rental Rate Per	Monthly Base Rent
	Rentable Square	for the Suite 102
Period	Foot	Premises
September 1, 2008 – August 31, 2009	$2.00	$13,988.00
September 1, 2009 – August 31, 2010	$2.05	$14,337.70

ROBISON FAMILY TRUST
ORIGINAL AUTHORIZED DOCUMENTS

	Rental Rate Per	Monthly Base Rent
	Rentable Square	for the Suite 102
Period	Foot	Premises
September 1, 2010 – August 31, 2011	$2.10	$14,687.40
September 1, 2011 – August 31, 2012	$2.15	$15,037.10
September 1, 2012 – August 31, 2013	$2.20	$15,386.80
     7. As-Is. Tenant agrees and acknowledges that the Suite 102 Premises remain acceptable for Tenant’s use and Tenant acknowledges that neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Suite 102 Premises or its fitness for Tenant’s use upon which Tenant has relied directly or indirectly for any purpose. Tenant accepts the Suite 102 Premises in an “AS IS” condition. Except as expressly provided to the contrary in the Lease, as amended hereby, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with the Lease as amended hereby or the ownership, construction, maintenance, operation or repair of the Suite 102 Premises.
     8. Suite 114 Premises; Suite 114 Premises Term.
     (a) In consideration of the rents, terms, provisions and covenants of this Amendment and the Lease, Landlord hereby leases unto Tenant and Tenant hereby rents and accepts from Landlord the Suite 114 Premises. The Suite 114 Premises is more particularly described on Exhibit A attached hereto.
     (b) The term for the Suite 114 Premises (“Suite 114 Term”) shall be for sixty (60) months and shall commence on the Second Extension Term Commencement Date and expire on the Lease Expiration Date, as set forth in Section 5 herein.
     (c) Landlord shall provide Tenant with limited access to the Suite 114 Premises commencing on August 15, 2008 for the sole purpose of permitting Tenant to prepare the Suite 114 Premises for Tenant’s occupancy. Tenant’s early access shall be at such times as are reasonably specified by Landlord so that Tenant’s access does not interfere with the performance of the Suite 114 Tenant Improvements (as defined in Exhibit B attached hereto). Tenant’s access to the Suite 114 Premises during the period of time prior to the Second Extension Term Commencement Date shall be subject to all the provisions of the Lease (including the Building Rules and such other rules and regulations as Landlord may reasonably impose), other than the payment of Base Rent and the Lease Termination Date shall not be advanced by such access by Tenant. Tenant shall not interfere with Landlord’s performance of the Suite 114 Tenant Improvements.
     9. Suite 114 Premises Base Rent. As of the Second Extension Term Commencement Date, the monthly Base Rent for the Suite 114 Premises shall be as follows:

ROBISON FAMILY TRUST
ORIGINAL AUTHORIZED DOCUMENTS

	Rental Rate Per	Monthly Base Rent
	Rentable Square	for the Suite 114
Period	Foot	Premises
September 1, 2008 – August 31, 2009	$0.00	$0.00
September 1, 2009 – August 31, 2010	$2.05	$2,943.80
September 1, 2010 – August 31, 2011	$2.10	$3,015.60
September 1, 2011 – August 31, 2012	$2.15	$3,087.40
September 1, 2012 – August 31, 2013	$2.20	$3,159.20
     10. Suite 114 Tenant Improvements. Landlord shall cause the Suite 114 Tenant Improvements to be performed prior to the Second Extension Term Commencement Date.
     11. Suite 114 Base Year. The Base Year for the Suite 114 Premises during the Second Extension Term shall be 2008.
     12. Tenant’s Proportionate Share. As of the Second Extension Term Commencement Date, Tenant’s Share, set forth in the Basic Lease Information of the Lease shall be adjusted to 9.4%.
     13. Premises.
     (a) As of the Second Extension Term Commencement Date, the term “Premises” shall be and mean the Suite 102 Premises and the Suite 114 Premises.
     (b) As of the Second Extension Term Commencement Date, Exhibit A-1, Exhibit A- 2, and Exhibit A-3 attached to the Original Lease shall be deemed to have been deleted in their entirety and replaced with Exhibit A attached hereto.
     14. Lease Term. As of the Second Extension Term Commencement Date, the term “Lease Term” shall be and mean the Second Extension Term and the Suite 114 Term.
     15. Parking. As of the Second Extension Term Commencement Date, the number of parking spaces Tenant is entitled to shall be adjusted to thirty-three (33) parking spaces, to take into account the leasing of the Suite 114 Premises to Tenant.
     16. Option to Renew.
     (a) Subject to the terms of this Section 16 and provided that no default is occurring, Tenant shall have one (1) option to extend the Lease Term for sixty (60) months (“Second Renewal Option”) commencing upon the expiration of the Second Extension Term (such extended term herein referred to as the “Third Extension Term”). In the event Tenant elects to exercise its option to extend the Lease Term by the Third Extension Term, as provided hereunder, Tenant shall provide Landlord irrevocable written notice of such election, no earlier than two hundred seventy (270) days and no later than one hundred eighty (180) days prior to the Lease Expiration Date. Except for Base Rent, the terms and conditions of the Lease during the

ROBISON FAMILY TRUST
ORIGINAL AUTHORIZED DOCUMENTS

Third Extension Term shall be identical to the terms and conditions of the Lease. Base Rent for the Third Extension Term shall be adjusted to be equal to the higher of (a) one hundred percent (100%) of the fair market rental value (“FMV”) for comparable properties in Pleasanton, California, as of the commencement of the Third Extension Term, as such FMV is reasonably determined by Landlord, or (b) the Base Rent Tenant is scheduled to pay during the last month of the Second Extension Term.
     (b) Notwithstanding anything to the contrary set forth herein, Tenant shall have no right to exercise the Second Renewal Option (or if the Second Renewal Option is exercised, but the following conditions are not satisfied, then the exercise of the Second Renewal Option shall be void) if: (i) there has been any materially adverse change in the financial condition of the Tenant as of the Commencement Date, or (ii) if the net worth (determined in accordance with generally accepted accounting principles consistently applied) of the Tenant at the time it desires to exercise the Second Renewal Option or as of the commencement date of the Third Extension Term is less than the net worth (as so determined) of Tenant: (1) at the Commencement Date or (2) mutual execution and delivery of the Lease, whichever is greater. Tenant shall be required, as a condition precedent to the Second Renewal Option being validly exercised, to provide evidence (which shall be reasonably acceptable to Landlord) that the foregoing conditions have been satisfied. Additionally, it shall be a condition precedent to the exercise of the Second Renewal Option that Landlord and Tenant execute and deliver an amendment to the Lease not later than thirty (30) days after the exercise by Tenant of the Second Renewal Option.
     (c) Notwithstanding anything to the contrary contained herein, the Second Renewal Option in this Section 16 is personal to IronPlanet.com, Inc, shall be exercisable only by IronPlanet.com, Inc and may not be assigned or exercised by any assignee, sublessee or transferee of IronPlanet.com, Inc’s interest in the Lease, or any successor in interest to IronPlanet.com, Inc, nor may it be exercised if any portion of the Premises is sublet, or if IronPlanet.com, Inc is not occupying 100% of the Premises or if any default shall have occurred, unless Landlord, in its sole and absolute discretion, elects to waive the same.
     17.
     18. Tenant’s Representations and Warranties. Tenant hereby represents and warrants to Landlord that the Lease as amended hereby constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with their terms, and Tenant has no defenses, offsets or counterclaims with respect to its obligations thereunder. Tenant also represents and warrants that there is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions of the Lease and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default under the Lease by Landlord or Tenant.
     19. Express Changes Only. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect and shall be incorporated herein.

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ORIGINAL AUTHORIZED DOCUMENTS

     20. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent other than Colliers International, on behalf of Landlord, whose commission shall be payable by Landlord pursuant to a separate written agreement. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs.
     21. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument. The execution of facsimiles of this Amendment shall be binding on the parties hereto.
     22. Entire Agreement. There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party, or by any agent, employee, or other representative of either party, pertaining to the subject matter of this Amendment which have not been incorporated into this Amendment. This Amendment shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the parties hereto.
     23. Governing Law. The validity and effect of this Amendment shall be governed by and construed in accordance with the laws of the State of California.
     24. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN THE EVENT THAT THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE, EACH PARTY HERETO HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1 ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE A REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638

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ORIGINAL AUTHORIZED DOCUMENTS

AND 640 TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.
[SIGNATURE PAGE ATTACHED]

ROBISON FAMILY TRUST
ORIGINAL AUTHORIZED DOCUMENTS

LANDLORD:

ROBISON FAMILY TRUST DATED OCTOBER 30, 1989

By: Name:	/s/ Clair Robison Clair Robison
Its:	Trustee

TENANT:

IRONPLANET.COM, INC.,
a Delaware corporation

By: Name:	/s/ Carol Parrella Carol Parrella
Its:	8-7-2008

ROBISON FAMILY TRUST
ORIGINAL AUTHORIZED DOCUMENTS

EXHIBIT A
SUITE 102 PREMISES FLOOR PLAN AND SUITE 114 PREMISES FLOOR PLAN

ROBISON FAMILY TRUST
ORIGINAL AUTHORIZED DOCUMENTS

EXHIBIT B
WORK LETTER
     This work letter shall set forth the terms and conditions relating to the construction of the tenant improvements by Landlord or Landlord’s contractor in the Suite 114 Premises.
     A. Tenant Improvements. Landlord shall, at its cost, using building standard materials and colors, perform the following improvements to the Suite 114 Premises (“Suite 114 Tenant Improvements”): Landlord shall (a) paint and install carpet per Building standard finishes to be selected by Tenant, (b) reduce the size of the storage room, remove existing cabinetry and replace existing VCT flooring per the Space Plan, attached hereto as Schedule 1, and (c) remove private offices to create more open office per the Space Plan. All Suite 114 Tenant Improvements shall be deemed Landlord’s property under the terms of the Lease and shall revert to Landlord upon termination of the Lease for any reason, it being understood and agreed that Tenant shall have no ownership interest whatsoever in the Suite 114 Tenant Improvements.
     B. Contractors. Landlord shall select such general and subcontractors as Landlord determines are appropriate in Landlord’s sole and absolute discretion for the construction of the Suite 114 Tenant Improvements.
     C. Cooperation of Tenant. Tenant shall reasonably cooperate with Landlord in the construction and supervision of the Suite 114 Tenant Improvements and shall not interfere with same.
     D. No Representations or Warranties. Landlord makes no representations or warranties of any kind with respect to the construction of the Suite 114 Tenant Improvements.

ROBISON FAMILY TRUST
ORIGINAL AUTHORIZED DOCUMENTS

Schedule 1
Suite 114 Premises Space Plan

ROBISON FAMILY TRUST
ORIGINAL AUTHORIZED DOCUMENTS